SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2012

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

EXPLANATORY NOTE

On February 6, 2012, Wausau Paper Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) to report its results of operations during the fourth quarter ended December 31, 2011.  The purpose of this amendment to the Original Filing is to correct two typographical errors that were contained in the original filing with respect to the Company’s reported net earnings.  The Item 2.02 disclosure below contains the corrected references.

Item 2.02.

Results of Operations and Financial Condition

On February 6, 2012, the Company reported net losses of $28.7 million, or $0.58 per diluted share, for the fourth quarter ended December 31, 2011, as compared with net earnings of $15.2 million, or $0.31 per diluted share, for the fourth quarter of 2010.  Net sales for the fourth quarter decreased to $252.7 million from $260.2 million in 2010.

The Company also reported net losses of $21.7 million, or $0.44 per diluted share, for the fiscal year ended December 31, 2011, as compared with net earnings of $36.9 million, or $0.75 per diluted share, for the 2010 fiscal year.

A copy of the news release is furnished as Exhibit 99.1 to this report.*

*

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to have been filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 unless expressly so provided by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  February 6, 2012

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated February 6, 2012

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

99.1

News release dated February 6, 2012